Exhibit 4.365

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 158711 dated July 28, 2016

For Rendering

Data transmission services, except for data transmission services for the purpose of voice transmission

This License is granted to

Limited Liability Company

Pervoe Cifrovoe Televidenie (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1062635112858

Tax Identification Number (TIN)

2634070361

Location address (place of residence):

56 r., 280, Lenina str., Stavropol, Stavropol region, 355035

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until July 28, 2021.

This License is granted by decision of the licensing body - Order dated September 27, 2017 No. 589-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 095851